 Exhibit 10.8

Employment Agreement № 10

Moscow	«03» January 2010.

Company Konsta Real Estate Properties Fund Ltd., represented by the Chairman of the Board of Directors and Shareholders – Roman Genrikhovich Plavnik, acting on the basis of decision of the General Meeting of Shareholders (Minutes № 1 from 10/03/2005), further called "Company", on the one hand, and the citizen of the Russian Federation Gromova Svetlana Alekseevna elected Director of the Board of Directors and Shareholders of the Company in accordance with the decision of General Meeting of Shareholders (Minutes № 1 from 10/01/2010), further called «Member of Board of Directors», on the other hand, further called "Parties" together, have reached the existing agreement as follows:

1. Subject of the Agreement

1.1. The present Agreement sets terms and conditions between the Company and a Member of the Board of Directors and describes duties and responsibilities of each Member of Board of Directors (“Board Member”) of the Company.

1.2. Following this Agreement each Board Member is responsible for performing his/her duty as the Board Member in accordance with laws and regulations of British Virgin Islands (“BVI”) and other legal documents, such as the Memorandum, Articles of Incorporationof the Company, Bi-laws of the Board of Directors of the Company, other internal documents of the Company, and the Company is responsible in all the cases stipulated by laws and the existing Agreement to pay to each Board Member compensation and out-of-pocket expenses related to performing his/her duties as a Board Member timely and fully.

1.3. Board Member has to act within the competence of Board of Directors stipulated by the BVI laws and in accordance with the Memorandum and Articles of Incorporation of the Company, Bi-laws of the Board of Directors of the Company, as well as the existing Agreement.

2. Terms of the Agreement.

2.1. The existing Agreement is in effect from the date of signing by both Parties and terminates at the date when the duties of the Board Member are ceased.

2.2. In case the General Meeting of Shareholders will terminate the position of Board Member the existing Agreement will be terminated automatically.

2.3. Duties of the Director begin on January 03, 2010 until January 02, 2013.

2.4. The basis for this Agreement set in accordance with the Memorandum and Articles of Incorporation of the Company and Bi-laws of the Board of Directors, and call for the election of Gromova Svetlana Alekseevna as a Member of Board of directors of the Company (the decision of General Meeting of Shareholders of the Company from January 03, 2010.

3. Duties and Responsibilities of each Party.

3.1. The Member of Board of Directors has the right:

3.1.1. Timely receive compensation for carrying out duties as the Member of Board of Directors of the Company based on the amount, order and schedule established by the Company.

3.1.2. To demand from the Company officials all and any information (documents and materials) related to the performance of Director’s duties.

3.1.3. To review Minutes from the meetings of Board of Directors and other departments of the Company and to receive their copies.

3.1.4. To demand meetings of Board of Directors, to discuss issues in the agenda of meetings of Board of Directors.

3.1.5. To demand incorporating in the Minutes of the meeting of Board of Directors his/her special opinion concerning the agenda related to making the decisions.

3.1.6. To resign of a member of Board of Directors of the Company by notifying the Company in writing.

3.1.7. To have other rights stipulated by laws of BVI, the Memorandum and Articles of Incorporation of the Company and Bi-laws of the Board of Directors, other internal documents of the Company.

3.2.  Responsibilities of Member of Board of Directors:

3.2.1. To carry out the general management of the Company.

3.2.2. To define business development strategy.

3.2.3. To oversee the work of Board of Directors of the Company, to carry out functions of [Chairman of Board of Directors of the Company].

3.2.4. To be prepared for the meetings of Board of directors, including:
- To get acquainted with the agenda of the meeting;
- To study materials, including the proposed decisions attached to the notification of meeting of Board of Directors;
- If facing difficulties with making decision concerning one of the issues on the agenda to request additional documents, the information and data under the agenda of the meeting before the actual date of the meeting.

3.2.5. To participate in preparation for review and to be proactive speaker, and opponent in discussions on the issues on the agenda of the meeting of Board of Directors.

3.2.6. To take part in discussion of issues on the agenda of meeting of Board of Directors.

3.2.7. Do not miss any meeting of Board of Directors without valid excuse.

3.2.8. To take part in voting at the meetings of Board of Directors on all issues of the agenda.

3.2.9. Personally fulfill duties described in this Agreement.

3.2.10. Put the best effort to carry out duties assigned by the Memorandum and Articles of Incorporation of the Company, internal legislative documents of the Company and the existing Agreement.

3.2.11. To operate in the best interests of the Company in order to achieve further growth and to increase the revenue [profitability] of the Company.

3.2.12. Do not disclose any information related to operating and/or trade secrets known by Board Members in connection with their duties.

3.2.13. To avoid actions that may cause the conflict between interests of a Member of Board of directors and interests of the Company.

3.2.14. To execute decisions of the General meeting of Shareholders and Board of Directors timely and precisely.

3.2.15. Do not transfer the vote to another person, including other member of Board of Directors.

3.2.16. To participate in meetings of Board of Directors.

3.2.17. If Member will decide to terminate the existing Agreement on his/her own, one has to notify the Company as stipulated in the item 5.4 of the existing Agreement.

3.3. The Company has the right:

3.3.1. To demand from a Member of Board of Directors to diligently execute his/her duties.

3.3.2. To terminate the existing Agreement at any time if anything of the following will take place:

▪	By receiving the resignation notice in writing from a Member of Board of;

▪	Based on the decision of the General meeting of Shareholders to terminate Board of Directors before the expiration of the term;

3.4.  Responsibilities of the Company:

3.4.1. To provide Board Member with best conditions required for carrying out his/her duties described in this Agreement.

3.4.2. To pay compensation to a Board Member in accordance and based on the terms and the amount agreed by the Company.

3.4.3. To provide assistance to a Board Member required for performing his/her duties.

4.Compensation.

4.1. The Company pays to the Board Member compensation in the amount determined at the end the year based on the Company financial results.

5.Board Member Responsibilities.

5.1.	Board Member is responsible:

5.1.1. Board Member has to perform his functions based on the best effort and within best interests of the Company; and to show care, diligence and professionalism, which reasonable person will show under the same circumstances.

6.Changes and Termination of the Agreement.

6.1. Change and additions of the conditions of the existing Agreement can be executed at any time mutually agreed by the parties.

6.2. Change and additions of conditions of the present Agreement can be made based on the additional written agreement between Parties which after its signing becomes an integral part of this Agreement.

6.3. The existing Agreement can be terminated at any time by both parties or under the initiative of one of the Parties in accordance with the laws of BVI and the existing Agreement.

6.4. If the existing Agreement is terminated at the initiative of a Member of Board of Directors he/she is obliged to inform the Company in writing no later than 1 (one) month before prospective date of termination of this Agreement.

6.5. The existing Agreement automatically terminates in case of expiry of the term on which the member of Board of Directors has been elected.

7.  Other Conditions.

7.1. In case of dispute between the Parties in connection with the existing Agreement, such dispute is a subject to a settlement by negotiations.

7.2. If the dispute between the Parties is not settled, it needs to be regulated in accordance to the laws of BVI.

7.3. Both Parties agreed to keep the terms and conditions of this Agreement highly confidential.

7.4. In all other aspects that are not stipulated by this Agreement, the Parties should act in accordance with the laws of BVI, the Memorandum and Articles of Incorporation of the Company and Bi-laws of the Board of Directors, other internal documents of the Company.

7.5. The existing Agreement is executed in 2 (two) copies, each Party has 1 (one), which are having an equal validity

8. Addresses and Signatures of the Parties.

COMPANY: KONSTA REAL ESTATE PROPERTIES LTD
MEMBER OF BOARD OF DIRECTORS:

Gromova Svetlana Alekseevna
Passport: 45 06 №_419784 issued 08.11.2003. ОVD «Orekhovo-Borisovo Severnoe» city of Moscow, registered: Russia, Moscow, 38/1 Borisovskii proezd, Apt. 40

COMPANY: Chairman of the Board of Directors KONSTA REAL ESTATE PROPERTIES LTD. _________________ / Plavnik R.G./ signature Seal	MEMBER OF BOARD OF DIRECTORS: _______________ /Gromova S.A./ signature

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